Exhibit 99.1
Contacts:

Sarah Cavanaugh
MacDougall Biomedical Communications
Tel. 781-235-3060
E-mail: scavanaugh@macbiocom.com

Microfluidics International Corporation Announces Fourth Quarter and Year-end 2008
Financial Results
Company restructures organization to support 2009 EBITDA profitability and in response to global economic conditions

NEWTON, MA, March 30, 2009—Microfluidics International Corporation (OTCBB: MFLU) today reported financial results for the quarter and year-ended December 31, 2008.

2008 Accomplishments:
•	Attracted a new, committed leadership team with impressive experience in global sales, service, operations and marketing to build a company culture driven by the customer and accountability
•
Developed and began to implement a three-year strategic plan which for the first time in the Company’s history quantifies served markets and, ultimately, establishes pharmaceutical growth as the driving priority

•
Reinvented global sales, significantly improving existing coverage and adding dedicated coverage in North America, EMEA and Asia Pacific—all important steps in establishing Microfluidics as a truly global company

•	Introduced formal marketing programs, resulting in a doubling of qualified leads in core vertical segments, and broadened our services offerings
•	Laid out a technology plan for the future of the Company by implementing a formal process for new product and technology development
•	Upgraded manufacturing and customer facilities and significantly improved quality across the corporation
•	Successfully financed the Company to meet our short-term needs and support our near-term growth plans

“2008 was a year of transition and, most importantly, a transformational year for Microfluidics,” said Michael C. Ferrara, Chief Executive Officer and President of Microfluidics. “The Company made a number of wise and long overdue investments in people, quality and facilities fundamental to building a foundation for sustainable, profitable growth and critical to our ability to compete globally. These investments were mostly non-recurring, but along with the challenging macro-economic environment led to a significant loss for the year. However, I firmly believe that the Company has been fundamentally restructured to effectively compete, achieve sustainable profitability and maintain adequate cash reserves, which should result in significantly improved shareholder value in 2009 and beyond.”

For the quarter ended December 31, 2008, the Company reported revenues of $3.5 million and an EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) loss of $1.4 million or $0.13 per share, as compared with $4.3 million in revenues and EBITDA of $287,000 or $0.03 per share in 2007. Net loss for the fourth quarter ended December 31, 2008 was $1.7 million or $0.17 per share compared with a net loss of $124,000 or $0.02 per share in 2007.

For the year ended December 31, 2008, the Company reported revenues of $14.9 million and an EBITDA loss of $3.5 million or $0.34 per share as compared with $13.0 million in revenues and an EBITDA loss of $1.0 million or $0.10 per share in 2007. Net loss for the twelve-month period ended December 31, 2008 was $4.0 million or $0.39 per share compared with a net loss of $1.5 million or $0.15 per share in 2007.

“As a direct result of our 2008 financials and the current global economic crisis, we took a number of steps in the first quarter of 2009 to address our cost structure as we moved into this new year, putting us on the path to EBITDA profitability,” continued Ferrara. “We’ve reduced headcount by approximately 17%, cut expenses significantly and reengineered internal processes to improve efficiency and output. In total, our 2009 operating expense plans are under our 2007 actual spending levels and we will be continually vigilant in minimizing our expenses and our cost structure as this global economy plays out through the year.”

Live Webcast
Microfluidics International Corporation will host a webcast on Monday, March 30, 2009 at 8:30 a.m. Eastern Time. Participants are invited to attend the call by visiting www.mficcorp.com and clicking on the webcast link in the Investors, Events section or by dialing 800-884-5695 (within the United States) or 617-786-2960 (outside the United States). The passcode for participants is 53493380.

A replay will be available approximately two hours after the live call through April 6, 2009. To access the replay, dial 888-286-8010 (within the United States) or 617-801-6888 (outside the United States). The passcode for participants is 70592092. A replay will also be posted on the Company’s website approximately two hours after the live call and will be available for a period of 30 days.

About Microfluidics International Corporation
Microfluidics International Corporation, through its Microfluidics Division, designs, manufactures and distributes patented and proprietary high performance Microfluidizer® materials processing and formulation equipment to the biotechnology, pharmaceutical, chemical, cosmetics and inkjet ink industries. Microfluidics International Corporation applies its 20 years of high pressure processing experience to produce the most uniform and smallest liquid and suspended solid particles available and has provided manufacturing systems for nanoparticle products for more than 15 years.

The Company is a leader in advanced materials processing equipment for laboratory, pilot scale and manufacturing applications, offering innovative technology and comprehensive solutions for nanoparticles and other materials processing and production. More than 3,000 systems are in use and afford significant competitive and economic advantages to Microfluidics International Corporation equipment customers.

Safe Harbor for Forward-Looking Statements
Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” and other similar words.  Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, the Company’s ability to meet its debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s Annual Report filed on Form 10-K. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statements.

EBITDA and Non-GAAP Measures
In addition to the results reported in accordance with generally accepted accounting standards (GAAP) within this release, the Company may reference certain information that is considered a non-GAAP financial measure. Management believes these measures are useful and relevant to management and investors in their analysis of the Company’s underlying business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures should not be considered a substitute for any GAAP measures. Additionally, non-GAAP measures as presented by the Company may not be comparable to similarly titled measures reported by other companies. One specific non-GAAP measure used by the Company is “EBITDA”, which is defined as earnings before interest, taxes, depreciation and amortization. Management utilizes the line item non-GAAP operations statement for operational planning and decision-making purposes. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits.

MICROFLUIDICS INTERNATIONAL CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited - in thousands, except share and per share amounts)

	For The Three Months Ended December 31,		For The Twelve Months Ended December 31,
	2008	2007	2008	2007

Revenues	$3,464	$4,322	$14,871	$12,992
Cost of sales	1,756	1,881	7,298	5,646
Gross profit	1,708	2,441	7,573	7,346
Operating expenses:
Research and development	485	452	2,116	1,863
Selling	1,517	935	4,844	3,584
General and administrative	1,321	814	4,495	3,081
Total operating expenses	3,323	2,201	11,455	8,528
(Loss) income from operations	(1,615)	240	(3,882)	(1,182)
Interest expense	(104)	(5)	(154)	(20)
Interest income	4	10	25	64

(Loss) income before income taxes	(1,715)	245	(4,011)	(1,138)
Provision for income taxes	-	369	-	369
Net loss	$(1,715)	$(124)	$(4,011)	$(1,507)

Net loss per common share:
Basic	$(0.17)	$(0.02)	$(0.39)	$(0.15)
Diluted	$(0.17)	$(0.02)	$(0.39)	$(0.15)
Weighted average number of common and common equivalent shares outstanding:
Basic	10,349,282	10,226,749	10,296,296	10,183,376
Diluted	10,349,282	10,849,312	10,296,296	10,183,376

MICROFLUIDICS INTERNATIONAL CORPORATION
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,895	$756
Accounts receivable, net of allowance of $44 and $41 as of December 31, 2008 and 2007, respectively	2,181	2,582
Inventories	2,723	2,353
Prepaid and other current assets	320	281
Total current assets	7,119	5,972
Property and equipment, net	1,121	325
Other non-current assets	480	60
Total assets	$8,720	$6,357

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$-	$327
Accounts payable	986	129
Accrued expenses	1,233	725
Customer advances	436	409
Total current liabilities	2,655	1,590
Long-term liabilities:
Convertible debt	4,625	-
Total liabilities	7,280	1,590
Stockholders' equity:
Common stock; $.01 par value; 20,000,000 shares authorized; 10,592,228 and 10,517,178 shares issued; 10,356,782 and 10,256,732 shares outstanding as of December 31, 2008 and 2007, respectively	106	105
Additional paid-in capital	18,042	17,378
Accumulated deficit	(16,039)	(12,028)
Treasury stock, 235,446 and 260,446 shares, at cost, as of December 31, 2008 and 2007, respectively.	(669)	(688)
Total stockholders' equity	1,440	4,767
Total liabilities and stockholders' equity	$8,720	$6,357

MICROFLUIDICS INTERNATIONAL CORPORATION
U.S. GAAP to Non-GAAP Measure Reconciliations and
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(In thousands, except share and per share amounts)
(unaudited)

	For The Three Months Ended December 31,		For The Twelve Months Ended December 31,

	2008	2007	2008	2007

Net loss	$(1,715)	$(124)	$(4,011)	$(1,507)

Net interest expense (income)	100	(6)	129	(44)
Depreciation and amortization	229	48	403	170
Provision for income taxes	-	369	-	369
EBITDA (Non-GAAP Measure)	$(1,386)	$287	$(3,479)	$(1,012)

Weighted average number of
common and common equivalent
shares outstanding:
Basic:	10,349,282	10,226,749	10,296,296	10,183,376
Diluted:	10,349,282	10,849,312	10,296,296	10,183,376

EBITDA per common share
(Non-GAAP Measure):
Basic:	$(0.13)	$0.03	$(0.34)	$(0.10)
Diluted:	$(0.13)	$0.03	$(0.34)	$(0.10)